Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces First Quarter 2021 Results

•	Q1 2021 net revenue of $63.4 million exceeds high end of guidance
•	Q1 2021 GAAP EPS of $0.19
•	Q1 2021 pro forma EPS of $0.27, up 12.5% year over year and exceeds high end of guidance
•	Board of Directors approves $20.0 million increase in the Company’s share repurchase program
•	Board of Directors declares a $0.10 per share quarterly dividend

MIAMI, FL – May 11, 2021 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm, today announced its financial results for the first quarter, which ended on April 2, 2021.

First quarter 2021 net revenue (gross revenue less reimbursable expenses) from continuing operations was $63.4 million, down 3%, as compared to the same period in the prior year, but up 7% sequentially from the fourth quarter of 2020 as client engagement and demand improved throughout the quarter.

GAAP diluted earnings per share were $0.19 for the first quarter of 2021, as compared to GAAP diluted earnings per share of $0.17 in the same period in the prior year.

First quarter 2021 pro forma diluted earnings per share were $0.27, as compared to $0.24 in the same period in the prior year, and up 17% sequentially from the fourth quarter.  Pro forma information is a non-GAAP financial presentation provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

At the end of the first quarter of 2021, the Company's cash balances were $51.1 million with no outstanding debt. During the quarter, the Company repurchased 244 thousand shares of its stock at an average price of $15.18 for a total of $3.7 million. As of the end of the first quarter of 2021, the Company's remaining share repurchase program authorization was $2.2 million.

Subsequent to the end of the first quarter, the Company's Board of Directors approved a $20.0 million increase in the Company’s share repurchase program and declared a quarterly dividend of $0.10 per share for its shareholders of record on June 25, 2021, to be paid on July 9, 2021.

“Our revenues and pro forma EPS improved sequentially, and pro forma EPS was up from last year’s mostly pre-COVID first quarter as we continued to experience increasing client engagement and demand,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “We expect this momentum to continue and to be further enhanced by our IP centric strategic initiatives and the secular migration of digital transformation and cloud enterprise software initiatives.”

Based on the current economic outlook, the Company's estimates total net revenue for the second quarter of 2021 to be in the range of $64.5 million to $66.5 million. The Company estimates pro forma diluted earnings per share for the second quarter of 2021 to be in the range of $0.28 and $0.30.

Other Highlights

Research: 2021 Key Issues Series – The Hackett Group produced and distributed six pieces in its 2021 Key Issues research series. They focused individually on: finance, sourcing & procurement, supply chain, human resources, information technology, and global business services. Each detailed 10 key issues for 2021 as the unprecedented business disruption of 2020 continues to shape priorities and drive an accelerated transformation agenda. For each research piece, The Hackett Group produced a research paper, email campaign, Website content, LinkedIn advertising, social media posts, infographic, animation, virtual roundtable, and podcast.

OneStream Diamond Level Partnership – OneStream Software announced that The Hackett Group has become a Diamond level implementation partner. Diamond is the highest OneStream partnership level, and as a Diamond level partner, OneStream recognized The Hackett Group’s commitment to align with OneStream’s strategic vision and to continue to bring value to shared clients.

Virtual Roundtable: The Adaptive Finance of the Future – The Hackett Group held a virtual round table discussing how to drive cost optimization in finance without compromising agility. The round table, which is the first in a series of four, covered approaches, methods, tools and technologies being used to transform finance.

Webcast: Is Your Service Delivery Model Future-Proof? – The Hackett Group held a Webcast focusing on how human resources and payroll leaders can meet the challenges of 2021. The Webcast discussed how top-performing HR organizations with a comprehensive global service delivery strategy have been able to operate effectively, reduce risk and consolidate performance.

Quick Poll: Supplier Onboarding – The Hackett Group launched a Quick Poll designed to help participants better understand how long it takes to onboard suppliers, and find out how their onboarding process ranks compared to other companies.

Performance Study: Global Business Services – The Hackett Group launched its annual Global Business Services Performance Study for 2021. The study enables GBS leaders to gain insight into how far their organization has shifted from a labor arbitrage to a digital era operating model, gauge their organization and digital maturity level, and understand post-pandemic workforce trends.

On Tuesday, May 11, 2021, senior management will discuss first quarter results in a conference call at 5:00 P.M. ET.  The number for the conference call is (800) 593-0486, [Passcode: First Quarter].  For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, May 11, 2021 and will run through 5:00 P.M. ET on Tuesday, May 25, 2021.  To access the rebroadcast, please dial (866) 356-4366. For International callers, please dial (203) 369-0107.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service.  To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.  An online replay of the call will be available after 8:00 P.M. ET on Tuesday, May 11, 2021 and will run through 5:00 P.M. ET on Tuesday, May 25, 2021.   To access the replay, visit www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm to global companies, with offerings that include cloud ERP, EPM and analytics implementation. Services include business transformation, enterprise analytics and global business services. The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement and information technology, including its distinguished Oracle, SAP, Coupa and OneStream practices.

The Hackett Group has completed nearly 20,000 benchmarking studies with major corporations and government agencies, including 93% of the Dow Jones Industrials, 91% of the Fortune 100, 80% of the DAX 30 and 55% of the FTSE 100.  These studies drive The Hackett’s Group’s Digital Transformation Platform which includes the firm's benchmarking metrics, best practices repository and best practice configuration guides and process flows, which enable The Hackett Group’s clients and partners to achieve digital world-class performance.

More information on The Hackett Group is available at: www.thehackettgroup.com, info@thehackettgroup.com, or by calling (770) 225-3600.

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This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the impact of the coronavirus pandemic, including the duration and severity of the pandemic, the economic impact of the pandemic and the timing of an economic recovery, demand for our services, our ability to manage our business and capital resources through the pandemic, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to retain existing business, our ability to attract additional business through strategic initiatives or otherwise, our ability to effectively market and sell our product offerings and other services, including those referenced above, the timing of projects and the potential for contract cancellations by our customers, especially given that our clients are also impacted by the pandemic, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, the impact of Brexit on our business, changes in general economic conditions and interest rates, our ability to mitigate the impact of the recent decline in our European operations, as well as other risks detailed in our Annual Report on Form 10-K for the most recent fiscal year as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 7 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended
	April 2,	March 27,
	2021	2020
Revenue:
Revenue before reimbursements ("net revenue")	$63,410	$65,186
Reimbursements	76	4,347
TOTAL REVENUE FROM CONTINUING OPERATIONS	63,486	69,533

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	39,312	41,113
Non-cash stock compensation expense	1,599	1,341
Acquisition-related compensation expense	11	—
Acquisition-related non-cash stock compensation expense	248	253
Reimbursable expenses	76	4,347
TOTAL COST OF SERVICE	41,246	47,054

Selling, general and administrative costs	12,386	13,897
Non-cash stock compensation expense	740	636
Amortization of intangible assets	261	238
TOTAL SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	13,387	14,771

TOTAL COSTS AND OPERATING EXPENSES	54,633	61,825

INCOME FROM OPERATIONS	8,853	7,708

Other expense:
Interest expense	(25)	(37)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	8,828	7,671
Income tax expense	2,460	2,136
INCOME FROM CONTINUING OPERATIONS	6,368	5,535
Loss from discontinued operations (2)	(7)	(8)
NET INCOME	$6,361	$5,527

Weighted average common shares outstanding:
Basic	30,207	29,889
Diluted	32,769	32,264

Basic net income per common share:
Income per common share from continuing operations	$0.21	$0.19
Loss per common share from discontinued operations (2)	(0.00)	(0.00)
Basic net income per common share	$0.21	$0.19

Diluted net income per common share:
Income per common share from continuing operations	$0.19	$0.17
Loss per common share from discontinued operations (2)	(0.00)	(0.00)
Diluted net income per common share	$0.19	$0.17

Page 5 of 7 - The Hackett Group, Inc. Announces First Quarter Results

PRO FORMA DATA (1):
Income from continuing operations before income taxes	$8,828	$7,671
Non-cash stock compensation expense	2,339	1,977
Acquisition-related compensation expense	11	—
Acquisition-related non-cash stock compensation expense	248	253
Amortization of intangible assets	261	238
PRO FORMA INCOME BEFORE INCOME TAXES	11,687	10,139
Pro forma income tax expense	2,922	2,535
PRO FORMA NET INCOME	$8,765	$7,604

Pro forma basic net income per common share	$0.29	$0.25
Weighted average common shares outstanding	30,207	29,889

Pro forma diluted net income per common share	$0.27	$0.24
Weighted average common and common equivalent shares outstanding	32,769	32,264

(1) The Company provides pro forma earnings results (which exclude the amortization of intangible assets, non-cash stock compensation expense, acquisition-related one-time expense, and include a normalized tax rate, which is our long-term projected cash tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

(2) Discontinued operations relate to the discontinuance of the Company’s European Working Capital group.

Page 6 of 7 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	April 2,	January 1,
	2021	2021
ASSETS
Current assets:
Cash and cash equivalents	$51,105	$49,455
Accounts receivable and contract assets, net	38,521	32,778
Prepaid expenses and other current assets	2,733	2,599
Total current assets	92,359	84,832
Property and equipment, net	17,803	18,158
Other assets	1,417	1,680
Goodwill	85,438	85,297
Operating lease right-of-use assets	2,335	2,578
Total assets	$199,352	$192,545

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,938	$6,098
Accrued expenses and other liabilities	24,929	25,084
Contract liabilities (deferred revenue)	13,802	8,765
Operating lease liabilities	2,501	2,620
Total current liabilities	46,170	42,567
Long-term deferred tax liability, net	7,013	5,588
Operating lease liabilities	2,988	3,503
Total liabilities	56,171	51,658

Shareholders' equity	143,181	140,887
Total liabilities and shareholders' equity	$199,352	$192,545

Page 7 of 7 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	April 2,	January 1,	March 27,
	2021	2021	2020
Revenue Breakdown by Group:
(in thousands)
S&BT (3)	$25,738	$23,362	$25,593
EEA (4)	32,138	30,102	32,093
International (5)	5,534	5,759	7,500
Net revenue from continuing operations (6)	$63,410	$59,223	$65,186

Revenue Concentration:
(% of total revenue)
Top customer	3%	3%	4%
Top 5 customers	13%	13%	15%
Top 10 customers	22%	23%	25%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	943	928	1,026
Total headcount	1,149	1,133	1,243
Days sales outstanding (DSO)	55	54	70
Cash provided by operating activities (in thousands)	$5,895	$12,906	$6,521
Depreciation (in thousands)	$874	$902	$800
Amortization (in thousands)	$261	$254	$238

Remaining Plan authorization:
Shares purchased (in thousands)	136	36	73
Cost of shares repurchased (in thousands)	$2,106	$429	$1,006
Average price per share of shares purchased	$15.45	$11.84	$13.79
Remaining Plan authorization (in thousands)	$2,178	$4,284	$5,645

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	108	4	125
Cost of shares purchased (in thousands)	$1,606	$54	$1,962
Average price per share of shares purchased	$14.85	$13.00	$15.70

(3) Strategy and Business Transformation Group (S&BT) includes the results of our IP as-a-service offerings, which includes our North America Executive Advisory Programs, our Benchmarking Services and our Business Transformation Practices.

(4) ERP, EPM and Analytics Solutions (EEA) includes the results of our North America Oracle EEA and SAP Solutions Practices and One Stream.

(5) International Groups include the results of our S&BT and EEA Practices, primarily in Europe.

(6) Net revenue excludes reimbursable expenses which are primarily travel-related expenses passed through to a client with no associated margin.

(7) Certain reclassifications have been made to conform with current reporting requirements.